Exhibit 99.1

WILSHIRE BANCORP, INC.	NEWS RELEASE
CONTACT:
Alex Ko, EVP & CFO, (213) 427-6560
www.wilshirebank.com

Wilshire State Bank to Change Name to Wilshire Bank

LOS ANGELES, CA — September 26, 2013 — Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), today announced that it will be changing the name of its subsidiary bank from Wilshire State Bank to Wilshire Bank, effective October 4, 2013.  Along with the name change, Wilshire will be unveiling a new logo for the Bank.  The Bank will be celebrating the introduction of the new name and logo with a display on the Nasdaq MarketSite Tower on October 2, 2013.

“During our more than 30 years in business, we have been commonly referred to as Wilshire Bank throughout the communities we serve, so it only made sense to make this our official name,” said Jae Whan (J.W.) Yoo, President and Chief Executive Officer of Wilshire Bancorp.  “We are also pleased to unveil a new logo, which was designed with our five core principles in mind: vision, leadership, integrity, strength and stability.  The new logo presents a more modern look to reflect our position as a leader in Korean-American banking in the 21st Century.”

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire State Bank operates 25 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. For more information, please go to www.wilshirebank.com.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH SAEHAN AND WHERE TO FIND IT

This communication relates or may be deemed to relate to a proposed merger between Wilshire and Saehan Bancorp (“Saehan”) that is the subject of a registration statement on Form S-4, including a proxy statement/prospectus, filed with the SEC on September 3, 2013 (No. 333-190971) that provides full details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that Wilshire or Saehan may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Wilshire’s Corporate Secretary, at Wilshire Bancorp, Inc., 3200 Wilshire Boulevard, Los Angeles, California 90010, or via e-mail at alexko@wilshirebank.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

ABOUT SAEHAN BANCORP

Saehan Bancorp is a bank holding company with headquarters in Los Angeles, California. Its wholly owned subsidiary, Saehan Bank, offers a comprehensive range of financial solutions to meet the needs of multi-ethnic communities in the United States. Saehan Bancorp is committed to satisfying customers and creating shareholder value. Its ten retail branch offices, International Department and SBA Department focus on fulfilling these commitments to customers and shareholders.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction involving Wilshire and Saehan including future financial and operating results, Wilshire’s or Saehan’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Saehan shareholder approvals; (ii) the risk that Wilshire or Saehan may be unable to obtain governmental and regulatory approvals required for the transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction; (iii) the risk that a condition to closing of the transaction may not be satisfied; (iv) the timing to consummate the proposed transaction; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on transaction-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) the effect of changes in governmental regulations; (xi) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or to otherwise perform as agreed; (xii) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (xiii) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (xiv) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (xv) transaction risk arising from problems with service or product delivery; (xvi) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (xvii) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (xviii) reputation risk that adversely affects earnings or capital arising from negative public opinion; (xix) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (xx) economic downturn risk resulting in deterioration in the credit markets; (xxi) greater than expected noninterest expenses; (xxii) excessive loan losses; and (xxiii) other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC. Additional risks and uncertainties are identified and discussed in Wilshire’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and Wilshire undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

PARTICIPANTS IN THE SOLICITATION

Wilshire, Saehan and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed or to be filed with the SEC regarding the merger, in each case when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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